UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐    Preliminary Proxy Statement
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☒    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to Section 240.14a-12

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
(Name of Registrant As Specified in Charter)

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South Dakota Soybean Processors, LLC
100 Caspian Avenue, PO Box 500
Volga, South Dakota 57071

NOTICE OF ANNUAL MEETING OF MEMBERS
TO BE HELD ON JUNE 16, 2015
Registration and Supper: 5:30 p.m. - Meeting: 6:30 p.m.

Members of South Dakota Soybean Processors, LLC:

The 2015 Annual Meeting of Members of South Dakota Soybean Processors, LLC (the “Company,” “we,” “us” or “our”) will be held on June 16, 2015 at the Sioux Valley High School Gym, located at 200 Hansina Ave, Volga, South Dakota, 57071. Registration and supper will begin at 5:30 p.m. (CDT), and the Annual Meeting will commence at 6:30 p.m. (CDT).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF ANNUAL MEETING
MATERIALS FOR THE MEMBER MEETING TO BE HELD ON TUESDAY, JUNE 16, 2015:

•
This communication presents only an overview of the complete annual meeting materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the annual meeting materials before voting.

•	The Proxy Statement, Ballot and Annual Report to members are available at www.sdsbp.com, click "Investor Relations" and "2015 Annual Meeting."

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If you wish to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (605) 627-6100 or toll free at (888) 737-7888, or emailing Amy Koisti at Amy.Koisti@sdsbp.com on or before June 1, 2015, to facilitate timely delivery.

The purposes of the meeting are to take the following actions: (1) To receive the report of management on the business of the Company and the Company’s audited financial statements for the fiscal year ended December 31, 2014; (2) To elect five members of the board of managers, one from each of the five geographical districts; (3) To transact such other business as may properly come before the meeting and at any and all adjournments thereof.

Only those members of record on May 1, 2015 are entitled to notice of and to vote at the 2015 Annual Meeting and any adjournments thereof.  For your ballot to be valid, it must be received by us no later than June 16, 2015 (10 a.m. CDT) or must be presented in person at the 2015 Annual Meeting.

All members are cordially invited and encouraged to attend the Annual Meeting and to cast your membership vote in person. However, to assure the presence of a quorum, we request that you promptly sign, date, and return the ballot, if you do not plan to attend the meeting. Ballots are available on our website at www.sdsbp.com , then clicking “Investor Relations” and “2015 Annual Meeting” and may be printed by the members. If you wish to revoke your ballot at the meeting and execute a new ballot, you may do so by giving notice to Amy Koisti. You may fax the ballot to us at (605) 627-5869 or mail it to us at PO Box 500, Volga, South Dakota 57071. If you have any questions about the voting process or need directions to the Annual Meeting, please call us at (605) 627-6100.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Ardon Wek, President
Board of Managers
Volga, South Dakota
April 28, 2015

South Dakota Soybean Processors, LLC
100 Caspian Avenue, PO Box 500
Volga, South Dakota 57071

PROXY STATEMENT
2015 ANNUAL MEETING OF MEMBERS
JUNE 16, 2015
Registration and Supper - 5:30 p.m. Meeting - 6:30 p.m.

VOTING INFORMATION

The proxy statement and ballot were prepared by the board of managers of South Dakota Soybean Processors, LLC (the “Company,” “we,” “us” or “our”) for use at the 2015 Annual Meeting of Members to be held on Tuesday, June 16, 2015, or at any adjournment thereof. The 2015 Annual Meeting will be held at the Sioux Valley High School Gym, located at 200 Hansina Ave, Volga, South Dakota 57071. Distribution of this proxy statement and ballot to the members is scheduled to begin on or about May 4, 2015.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q: Why did I receive this Proxy Statement?

A: The board of managers of the Company is providing this proxy statement and ballot to enable you to vote at the 2015 Annual Meeting because you were a member of the Company at the close of business on May 1, 2015, the record date, and are entitled to vote at the meeting.

Q: What am I voting on?

A: At the 2015 Annual Meeting, the members will vote on the election of five managers to the board - one from each of the five geographical districts. Although the board is not currently aware of any additional matters to be presented at the 2015 Annual Meeting, if other matters do properly come before the 2015 Annual Meeting, those present will vote on those matters if a quorum is present.

Q: How many votes do I have?

A: Each Class A member is entitled to one vote for each matter to be voted on at the 2015 Annual Meeting, regardless of how many capital units the member owns.

Q: What is the voting requirement to elect the board members and what is the effect of an abstention vote?

A: In the election of board members, the nominees from each of the five districts receiving the greatest number of votes relative to the votes cast will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the election, because board members are elected by plurality vote, abstentions votes will not be counted either for or against any nominee. Abstentions will be included when counting members to determine whether a sufficient number of the voting members are represented to establish a quorum.

Q: How many Class A members are there?

A: As of May 1, 2015, there were 30,419,000 Class A units outstanding and 2,186 Class A members of record. Since each Class A member is entitled to one vote, regardless of the number of units the member owns, there are 2,186 total votes available on any matter presented to the members.

Q: What constitutes a quorum?

A: The presence, either in person or through a mail-in ballot, of ten percent (10%) of the first 100 Class A members and five percent (5%) of additional Class A members constitutes a quorum. Based on the current number of Class A members, the presence of at least 115 members, either in person or through a properly executed ballot, would constitute a quorum. If you submit a properly executed ballot, you will be considered present at the 2015 Annual Meeting for the purpose of establishing a quorum.

Q: How do I vote?

A: You may vote at the 2015 Annual Meeting by submitting a ballot using either of the following methods:

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Cast Ballot by Mail or Fax prior to the 2015 Annual Meeting. You may cast your vote for the proposals by executing a ballot for the 2015 Annual Meeting and submitting it to us prior to the 2015 Annual Meeting. We urge you to specify your choice by marking the appropriate boxes on your ballot for the 2015 Annual Meeting. After you have marked your choices, please sign and date the ballot and return it to us, either by mail at PO Box 500, Volga, South Dakota, 57071 or fax to (605) 627-5869. All ballots submitted by mail or fax must be RECEIVED by us by June 16, 2015 (10:00 a.m. CDT).

•	Cast Ballot In Person at the 2015 Annual Meeting. You may cast your vote by being present in person at the 2015 Annual Meeting and casting your ballot at the meeting.

Q: What can I do if I change my mind after I send in my ballot?

A: You may revoke your ballot by:

•
Giving written notice of the revocation, which must be RECEIVED prior to 10:00 a.m. (CDT) on June  16, 2015, to Amy Koisti, at our offices at PO Box 500, Volga, South Dakota 57071 or by fax at (605) 627-5869; or

•	Giving personal or written notice of the revocation to Amy Koisti at the commencement of the 2015 Annual Meeting.

Q: Who can attend the 2015 Annual Meeting?

A: All members as of the close of business on the record date, and their immediate families, may attend the 2015 Annual Meeting.

Q: What is the record date for the 2015 Annual Meeting?

A: May 1, 2015.

Q: Who will count the vote at the 2015 Annual Meeting?

A: All votes will be tabulated by members of the Nomination Committee, who were appointed as Inspectors of Elections by the board.

YOUR VOTE IS IMPORTANT. PLEASE PRINT, COMPLETE, SIGN AND RETURN YOUR BALLOT NO LATER THAN 10:00 A.M. CDT ON TUESDAY, JUNE 16, 2015 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

PROPOSALS

PROPOSAL ONE: ELECTION OF MANAGERS

The first proposal at the 2015 Annual Meeting is the election of five members of the board of managers. Each district will elect ONE manager. The elected managers will serve on the board until the 2018 Annual Meeting (a term of three years).  Petition and other forms nominating the following members have been submitted to the Nomination Committee of the board and been approved for presentation to the membership:

District	Geographic Are by State and County	Name(s)
District 1	South Dakota: Brookings, Deuel, Hamlin and Kingsbury	Gary Duffy

District 2	South Dakota: Lake, McCook, Miner, Minnehaha and Moody	Paul Barthel
	Minnesota: Cottonwood, Jackson, Murray, Nobles, Pipestone and Rock	Robert Nelsen

District 3	Minnesota: Lac qui Parle, Lincoln, Lyon and Yellow Medicine	Robert J. Andersen
James Call
Gary Goplen

District 4	Minnesota: All other counties	Randy Tauer

District 5	South Dakota: All other counties	Ardon Wek
All Other States

The board has not taken a position on recommending any of the above nominees for election by the members.

Information About Nominees

The following table sets forth certain information, with respect to the nominees to the board of the Company. The number of capital units beneficially owned by the nominees to the board and existing board members not running for election is set forth below under “Security Ownership of Certain Beneficial Owners, Management and Nominees.”

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Occupation and Background

1	Gary Duffy 21761 446th Ave Oldham, SD 57051	62	—
Gary has been a farmer for the past 40 years. He is the former president of the South Dakota Corn Growers Association, South Dakota Corn Utilization Council, and South Dakota Value Added Development Center. He also served as a board member on the South Dakota Crop Improvement Association, Associated School Boards of South Dakota, Oldham School Board, and Oldham City Council. He received his B.S. degree in Mechanical Agriculture from South Dakota State University, Brookings, South Dakota, in 1975.

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Occupation and Background
2	Paul Barthel 22308 486th Ave Elkton, SD 57026 Governance and Planning Committees	46	2007; also served from 1996-2006
Paul has been a farmer for the past 29 years. He is a member of the South Dakota Soybean Association and the South Dakota Corn Growers Association. He graduated with a B.S. degree in Ag Business and minor in Agronomy from South Dakota State University, Brookings, South Dakota, in 1992.

2	Robert Nelsen 1173 280th Ave Westbrook, MN 56183	74	2005 - 2014; 1995 - 2004
Robert is a retired farmer. He is a state director of the Minnesota Soybean Growers Association and a board member of the Murray County Corn and Soybean Growers. He is also a member of the Lions, VFW and American Legion.

3	Robert Andersen 2268 Cty Rd 117 Lake Benton, MN 56149	64	—	Robert has been a farmer for the past 50 years. He has served as secretary for the Tyler Lumber Co, vice-president of Community Wind North, LLC, and member of the Danebod Village Board.

3	James Call 2594 191st Ave Madison, MN 56256	61	1994 - 2004
James has been a farmer for the past 42 years. He has served as chairman of the United Soybean Board, Minnesota Soybean Research and Promotion Council and his local Farm Service Agency. He graduated with a degree in Agriculture from Willmar Vo-Tech in Willmar, Minnesota, in 1973.

3	Gary Goplen 2574 220th St Canby, MN 56220	51	—
Gary has been a farmer for the past 34 years. He was a maintenance worker for Associated Milk Producers in Dawson for 19 years. He is a former president and membership chairman for the Midwest Cattlemen's Association. He served as group leader and on the livestock committee for the OWA 4H in Canby, Minnesota. He also served as treasurer and superintendent of the Dawson Covenant Church Sunday School program. He graduated with a degree in Farm Diesel Mechanics from Canby Vo-Tech in Canby, Minnesota, in 1983.

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Occupation and Background
4	Randy Tauer 22257 Skyview Ave Morgan, MN 56266 Planning Committee	53	2007
Randy has been a farmer for the past 33 years. He is a member of the Minnesota Soybean Association and the American Soybean Association. He is a former board member of The New Midwest Company, LLC (f/k/a Golden Oval Eggs, LLC), a former SEC reporting company, from 2003 to 2006.  He graduated with a degree in Ag Production from Willmar Vo-Tech, Willmar, Minnesota, in 1982.

5	Ardon Wek 43958 288th St Freeman, SD 57029 President; Governance and Membership Committees	57	2007; also served from 1996-2006
Ardon has been a farmer for the past 35 years. He is the deacon at the Spring Valley Lutheran Church in Viborg, South Dakota. He is also a member of the South Dakota Corn Growers, and the South Dakota Soybean Association. He graduated with a degree in Architectural Drafting and Building Construction from Mitchell Technical College, Mitchell, South Dakota, in 1978.

Information About Non-Nominee Board Members

The following table describes important information about the members of the board who are not subject to re-election at the 2015 Annual Meeting and are continuing in office.

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Current Term Expiring*	Occupation and Background

1	Kent Howell 21281 464th Ave Volga, SD 57071 Governance and Planning Committees	59	2011; also served from 2005 - 2008	2016
Kent has been a farmer for the past 39 years. He is a retired firefighter with the Volga Fire Department. He received his B.S. degree in Agriculture from South Dakota State University, Brookings, South Dakota, in 1977.

1	Jonathan Kleinjan 400 Ohio Dr Brookings, SD 57006 Finance/Audit Committee	42	2014	2017
Jonathan has been a farmer for the past 19 years. He has been employed in the Plant Science Department at South Dakota State University since 2002 and is currently the director of Crop Performance Testing. He received his B.S. degree in Ag Business and a M.S. in Agronomy from South Dakota State University, Brookings, South Dakota, in 1996 and 2002, respectively.

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Current Term Expiring*	Occupation and Background
2	Doyle Renaas 22223 459th Ave Nunda, SD 57050 Membership Committee	48	2012	2016
Doyle has been a farmer for the past 28 years. He has been a member of the Rutland High School board for six years and board member of Grace Church Council for 11 years, where he has served as president and deacon. He previously served as supervisor of the Township of Clarno board for ten years. He graduated with an Associate’s degree in Agriculture from South Dakota State University, Brookings, South Dakota, in 1992.

2	Maurice Odenbrett 2778 41st St Fulda, MN 56131 Finance/Audit Committee	70	2014; also served from 2006 - 2013 and 1995 - 2005	2017	Maurice is a retired farmer. He serves on the St. Gabriel's Cemetery Board.

3	Lyle R. Trautman 409 Lakeview St Lake Benton, MN 56149 Finance/Audit Committee	61	2006; also served from 1996-2005	2016
Lyle is a retired farmer. He is a member of the Lincoln County Soybean and Corn Growers Associations and the Minnesota Soybean and Corn Growers Associations. He is also a former member of the Lake Benton City Council. He attended Mankato State College and University of Minnesota, Waseca.

3	Wayne Enger 2090 180th St Madison, MN 56256 Finance/Audit Committee	61	2014; also served from 2004-2013	2017
Wayne has been a farmer for the past 40 years. He is a former secretary of the Madison Farmers Elevator and former board member of the Lac Qui Parle County Soybean Producers. He also served as president and treasurer of the Midwest Cattlemen's Association and is the former president and financial secretary of the Garfield Lutheran Church Board. He received a B.A. degree in Mathematics and German Literature from University of Minnesota-Morris in 1975.

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Current Term Expiring*	Occupation and Background
4	Gary Kruggel 30217 State Hwy 15 Winthrop, MN 55396 Membership Committee	53	2013	2016
Gary has been a farmer for the past 23 years.  He is a commissioner for Sibley County, Minnesota, and a board member of Winthrop Opportunities in Winthrop, Minnesota. He is a former board member of The New Midwest Company, LLC (f/k/a Golden Oval Eggs, LLC), a former SEC reporting company, and is active in various civic organizations. He graduated with a degree in Sales & Marketing from Willmar Vo-Tech College, Willmar, Minnesota, in 1987.

4	Gary Wertish 26416 Co Rd 17 Renville, MN 56284 Vice-President; Governance and Finance/Audit Committees	64	2006	2017
Gary has been a farmer for the past 44 years.  He serves as supervisor of Emmet Township and as a board member of the Renville Volunteer Ambulance Association. He received an Associate's Degree in Ag Business from Willmar Area Vocational Technical Institute, Willmar, Minnesota in 1970.

5	Paul Dummer 30244 429th Ave Lesterville, SD 57040 Planning Committee	60	2008	2016
Paul has been a farmer for the past 32 years. He is a board member of Prevailing Winds, LLC in Dell Rapids, South Dakota. He was a former member of the Yankton County Planning & Zoning board and chairman of the Yankton Country Drainage Commission. He is a former director of Country Pride Cooperative and Farmers Union Oil Cooperative. He received an Associate’s Degree in Soils from the University of Minnesota -Waseca, Waseca, Minnesota, in 1972, and a Bachelor of Science Degree in Plant Science from South Dakota State University in Brookings, South Dakota, in 1976.

District	Name and Position with Company, if any, Address.	Age	Board Member Since or Prior Board Member	Current Term Expiring*	Occupation and Background
5	Delbert Tschakert 16150 442nd Ave Florence, SD 57235 Secretary; Governance and Membership Committees	59	2007; also served from 1994-2006	2017
Delbert has been a farmer for the past 37 years. He is a member of the South Dakota Soybean Association, South Dakota Corn Growers Association, and former president of the South Dakota Soybean Association. He received his B.S. degree in Ag Communications and a minor in Economics from South Dakota State University, Brookings, South Dakota, in 1977.

CORPORATE GOVERNANCE

Board Structure

The board currently consists of 15 persons representing five geographical districts. The geographical districts are located primarily in South Dakota and Minnesota.  The president (chairman) of the board does not serve as our chief executive officer, chief financial officer, or in any management executive position. Also, neither our chief executive officer, chief financial officer, nor any management personnel serves on the board.

Determination of Board Independence

The board has considered the independence of the nominees for election at the Annual Meeting and the existing board members not running for election at the Annual Meeting under the Nasdaq Marketplace Rules (“NASDAQ”) (though the Company’s capital units are not listed on any exchange or quotation system). The board has determined that, with the exception of Messrs. Howell, Kleinjan, Nelson, and Tschakert, all of the nominees to the board and existing board members not running for election are independent under NASDAQ’s rules. Messrs. Howell, Kleinjan, Nelson, and Tschakert are not considered independent because each received from the Company over $120,000 for the sale and delivery of soybeans to the Company within any of the preceding three years.

Committees of the Board of Managers and Committee Independence

The board has the following committees: finance/audit committee, governance committee, nomination committee, membership committee, and planning committee. The board does not have a standing compensation committee because of the Company’s small size and management structure which the board believes reduces the need for such committee; instead, the governance committee and the remaining members of the board participate in the consideration of executive officer and board compensation.  The composition and function of the committees of the board are set forth below.

Finance/Audit Committee. The finance/audit committee acts under an audit committee charter, which is available on the Company’s website at http://www.sdsbp.com under “About SDSP,” “Board of Managers.” The charter is used by the audit committee to guide its activities. The current members of the audit committee are Gary Wertish, who serves as the chairman of the committee, Wayne Enger, Jonathan Kleinjan, Maurice Odenbrett, and Lyle Trautman. Because our board members are generally farmers, as is common for producer-based agricultural entities, we do not have a financial expert serving on our finance/audit committee.  Our finance/audit committee is exempt from the independence listing standards because our capital units are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, we believe that, with the exception of Mr. Kleinjan, all of the members of the finance/audit committee are independent within the meaning of NASDAQ’s rules. Mr. Kleinjan is not independent because he received payment from the Company for the sale and delivery of soybeans to the Company within any of the three preceding years. The finance/audit committee held six meetings during the fiscal year ended December 31, 2014.

Governance Committee. The governance committee assists the board in the supervision of the chief executive officer and chief financial officer, including the review of their performance and compensation package, reviews legal issues and responsibilities of the Company, and provides for future planning of the Company. The current members of the governance committee are Ardon Wek, who serves as chairman of the committee, Paul Barthel, Kent Howell, Delbert Tschakert and Gary Wertish. The governance committee held one meeting during the fiscal year ended December 31, 2014.

Nomination Committee. The nomination committee acts under a nomination committee charter that is available for review on our website at http://www.sdsbp.com under “About SDSP,” “Board of Managers.”  The members of the nomination committee for the 2015 Annual Meeting are Paul Dummer, who serves as the chairman of the committee, Kent Howell, Gary Kruggel, Doyle Renaas, and Lyle Trautman. New members of the nomination committee are selected each year and will be appointed for purposes of the 2016 Annual Meeting.  The nomination committee reviews the nomination petition forms submitted by members and searches for and contacts potential nominees for positions on the board.  We believe that, with the exception of Mr. Howell, all of the members of the nomination committee are independent within the meaning of NASDAQ’s rules. Mr. Howell is not independent because he received payment from the Company for the sale and delivery of soybeans to the Company within any of the three preceding years. The nomination committee held three meetings in 2014 and through March 31, 2015.

Planning Committee. The planning committee assists the board and our management in capital planning, budgeting and growth of the Company. The current members of the planning committee are Paul Dummer, who serves as chairman of the committee, Paul Barthel, Kent Howell, Robert Nelson, and Randy Tauer. The planning committee held three meetings during the fiscal year ended December 31, 2014.

Membership Committee. The membership committee assists the board and our management in planning of annual and special meetings of members, as well as communicating with our members, the local community and public at large. The current members of the public relations committee are Delbert Tschakert, who serves as chairman of the committee, David Driessen, Gary Kruggel, Doyle Renaas, and Ardon Wek. The membership committee held three meetings during the fiscal year ended December 31, 2014.

Board Attendance at Board, Committee and Annual Member Meetings

The board held nine regularly scheduled meetings during the fiscal year ended December 31, 2014.  Each board member attended at least 75% of the meetings of the board during the fiscal year ended 2014. Each manager attended at least 75% of the committee meetings of which each was a member during the fiscal year ended 2014. The Company does not have a formal attendance policy for the annual meeting; however, we encourage all board members to attend the annual meeting of members. All board members attended the annual meeting of members in 2014.

Board Nomination

Criteria for Nomination to the Board. The nomination committee is responsible for identifying, evaluating and approving qualified candidates for nomination as managers. The committee has not adopted minimum qualifications that nominees must meet in order for the committee to recommend them to the board. Rather, the committee evaluates each prospective nominee against general standards and qualifications, including their:

•	experience in the Company's core business or ancillary markets;

•	ability to represent the interests of the members of the Company;

•	standards of integrity, commitment and independence of thought and judgment; and

•	ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties.

The committee also considers other relevant factors as it deems appropriate, including:

•	the current composition of the board, and the extent to which the prospective nominee would contribute to the board's diversity in terms of talent, skill, knowledge, and expertise; and

•	the evaluations of other prospective nominees.

Members are permitted and encouraged each year to recommend a prospective nominee to the board by sending a letter to the attention of the nomination committee. In addition, our operating agreement requires all board members to be members or a representative owner of a member in the Company, which in effect causes members generally to nominate to the board other members of the Company or causes members of the Company to submit nomination on behalf of themselves.

Process for Identifying and Evaluating Nominees

To be nominated for election to the board at an annual meeting, nominations are required to be submitted in writing to our office, 100 Caspian Ave, PO Box 500, Volga, South Dakota 57071-0500. Nominations are required to be submitted no earlier than January 1 and no later than March 15 of each year. The letter may include whatever supporting material the member considers appropriate.  A member who is himself or herself interested in being considered for nomination to the board is required to fill out a questionnaire and return the questionnaire to the nomination committee no earlier than January 1 and no later than March 15 of each year.

Once the committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to or known by the committee, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the following factors:

•	the need for additional board members to fill vacancies or expand the size of the board; and

•	the likelihood that the prospective nominee can satisfy the evaluation factors described above.
If the committee determines (in consultation with the other managers as appropriate) that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The committee then evaluates the prospective nominee against the standards and qualifications it determines are relevant.  After completing this evaluation, the committee determines whether or not a nominee should be presented for election by the members.

Board Nominees for the 2015 Annual Meeting

The nomination committee selected the eight nominees - Robert Andersen, Paul Barthel, James Call, Gary Duffy, Gary Goplen, Robert Nelsen, Randy Tauer, and Ardon Wek for the 2015 Annual Meeting of Members. With the exceptions of Messrs. Andersen, Duffy, and Goplen, all nominees were selected because, as existing or former board members of the Company, each has valuable knowledge and experience about the Company’s business and operations. Each nominee also was selected because he is, or was, an agriculture producer, which provides the Company with valuable information about the soybean and farming industry. For purposes of the 2015 Annual Meeting, all of the selected nominees are members of the Company who submitted nomination petitions on behalf of themselves.

Relationships between Board Members, Executive Officers, or Nominees

No family or interlocking relationships exist between any of the managers of the board, officer, key employee, or nominee of the Company.

Communications with the Board

Members and other parties interested in communicating directly with the board, or to an individual member of the board, may do so in writing to the board or to an individual member of the board. Communications should be addressed to: the name of the individual board member, or the Board of Managers, South Dakota Soybean Processors, LLC, 100 Caspian Ave, PO Box 500, Volga, South Dakota 57071.

Code of Ethics

Our board has adopted a Code of Ethics that applies to our officers, including our chief executive officer and chief financial officer. A copy of the Code of Ethics can be obtained, without charge, by writing to the Company at the following address:

South Dakota Soybean Processors, LLC
100 Caspian Ave, PO Box 500
Volga, South Dakota 57071

Amendments and modifications to, and waivers of, the Code of Ethics will be promptly disclosed by the Company, to the extent required under the Exchange Act, on a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF MANAGERS

The finance/audit committee oversees our accounting and financial reporting process and assists the board in fulfilling its oversight responsibilities.  Our management has the primary responsibility for the financial statements and the reporting process.  Our independent auditor, Eide Bailly LLP, is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.  The finance/audit committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2014.  The finance/audit committee has discussed with Eide Bailly LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements.  We have reviewed the written disclosures and the letter from Eide Bailly LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Eide Bailly LLP its independence in connection with its audit of our most recent financial statements.  Based on this review and these discussions, we recommended to the board that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

THE FINANCE/AUDIT COMMITTEE

Wayne Enger
Jonathan Kleinjan
Maurice Odenbrett
Lyle Trautman
Gary Wertish

INDEPENDENT ACCOUNTANTS

Eide Bailly LLP, independent certified accountants, served as our independent registered accounting firm for the fiscal years ended December 31, 2014 and 2013. Representatives of Eide Bailly are not expected to be present at the 2015 Annual Meeting of Members. The fees paid in 2014 and 2013 are as follows:

Fees for Fiscal Year Ended December 31, 2014:

Audit Fees. Eide Bailly LLP billed a total amount of $83,500 for professional services rendered for the audit of the Company’s various annual financial statements for the fiscal year ended December 31, 2014, and the reviews of the financial statements included in the Company’s Form 10-Qs for the fiscal year ended December 31, 2014.

Tax Fees. Eide Bailly LLP billed a total amount of $21,250 for professional tax services for the fiscal year ended December 31, 2014.

All Other Fees. Eide Bailly LLP did not render any other services for which fees were paid for services rendered in connection with other matters requested by the Company during the fiscal year ended December 31, 2014.

Fees for Fiscal Year Ended December 31, 2013:

Audit Fees. Eide Bailly LLP billed a total amount of $81,500 for professional services rendered for the audit of the Company’s various annual financial statements for the fiscal year ended December 31, 2013, and the reviews of the financial statements included in the Company’s Form 10-Qs for the fiscal year ended December 31, 2013.

Tax Fees. Eide Bailly LLP billed a total amount of $22,600 for professional tax services for the fiscal year ended December 31, 2013.

All Other Fees.   Eide Bailly LLP did not render any other services for which fees were paid for services rendered in connection with other matters requested by the Company during the fiscal year ended December 31, 2013.

Attachment A

Audit Committee Pre-Approval Policies

The finance/audit committee charter provides that the finance/audit committee shall approve in advance any fees related to non-audit services.  Accordingly, Eide Bailly submits to the finance/audit committee a notice of services proposed to be provided and the associated fees prior to the provision of any non-audit services.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Biographies of Executive Officers

The following individuals serve as our executive officers in the capacities listed. These officers serve at the discretion of the board and can be terminated without notice.

Name	Age	Position

Thomas J. Kersting	52	Chief Executive Officer
Mark Hyde	41	Chief Financial Officer

Thomas J. Kersting, Chief Executive Officer. Tom has served as the chief executive officer since March 28, 2011. As chief executive officer, he is responsible for the entire operation of the Company. Prior to serving as the chief executive officer, he served as commercial manager of the Company from 1998 to 2011 and as procurement manager from 1996 to 1998. He graduated from the University of Minnesota’s College of Agriculture with a B.S. in Agricultural Business Administration with an emphasis in operations management. He is a licensed commodity broker and a former director of the National Oilseed Processors Association.

Mark Hyde, CPA, Chief Financial Officer. Mark has served as the chief financial officer since November 1, 2010.  He is responsible for all financial, accounting and reporting obligations of the Company. Prior to becoming chief financial officer, he served as corporate controller of the Company from 2003 to 2010.  Prior to this time, he was employed as a senior associate with Eide Bailly LLP, in Sioux Falls, South Dakota. He graduated from the University of South Dakota with a B.S. in Business Administration, and from the University of Denver with a Masters of Accounting.

Summary Compensation Table

The tables below summarize the total compensation paid or earned for services in all capacities during each of the previous three years for (i) Tom Kersting, who has served as our chief executive officer; and (ii) Mark Hyde, who served as our chief financial officer (together “Named Executive Officers” or “NEOs”). There were no other executive officers, or employees acting in similar capacity, in the previous three years.

Name and Principal Position	Year	Salary* ($)	Bonus* ($)	Stock Awards* ($)	All Other* Compensation ($)	Total ($)
Tom Kersting	2014	$283,333	$106,244	$39,990	$8,439	$438,006
Chief Executive Officer	2013	250,000	125,983	6,721	9,599	392,303
	2012	208,889	82,325	712	9,341	301,267

Mark Hyde	2014	$110,375	$31,488	N/A	$4,958	$146,821
Chief Financial Officer	2013	104,857	35,750	N/A	4,764	145,371
	2012	100,449	25,375	N/A	4,292	130,116

* See “Base Salaries,” “Bonus,” “Stock Awards,” and “All Other Compensation” below for further information.

Employment Arrangements and Compensation with Named Executive Officers

Mr. Kersting has served as our chief executive officer since March 28, 2011. On April 1, 2014, we entered into a new employment agreement with him which will terminate on December 31, 2016. Mr. Hyde does not have an employment agreement with us and is employed at will by the Company.

Base Salaries

Base salaries for our NEOs are determined based on individual responsibilities and duties, performance and experience. Our CEO’s salary is determined and set forth under his employment agreement. Increases in salary, bonus, and other benefits to the CEO are reviewed and approved annually by the board. Under this agreement, Mr. Kersting’s base salary at the beginning of 2013 was $210,105; his salary increased to $250,000 on January 15, 2013, increased to $283,333 on January 1, 2014, and increased to $316,667 on January 1, 2015.

Increases in salary, bonus, and other benefits to other NEOs are reviewed annually and approved by the board based on recommendations from the chief executive officer and the governance committee.

Bonus

Annual incentive compensation in the form of a bonus is made to all full-time employees, including NEOs, under an employee profit-sharing program approved by the board.  Under the annual incentive program, a cash bonus is made to NEOs if and only to the extent the Company is profitable, based on the Company’s defined net income at the end of the fiscal year. For all NEOs, including Messrs. Kersting and Hyde, the specific percentage awarded is based on a formula and an evaluation by the chief executive officer and board of managers, who take into account current base salary level, level of responsibility and the impact of the NEO’s position on profits. Specifically, if net income exceeds $2 million at the end of the year, an aggregate amount, or pool, is set aside for distribution based on the following formula:  [Net Income -$2 million] * 4.6%. Net income for purposes of this calculation is defined as consolidated net income according to our audited financial statements, excluding any income or expense that may be considered extraordinary and not arising in the ordinary course of business. Our net income in 2014, 2013 and 2012 for purposes of calculating the employees’ incentive pool was $19.71 million, $22.20 million, and $15.31 million, respectively.

Stock Awards

Until February 3, 2015, Mr. Kersting participated in a non-qualified deferred plan that awarded “phantom” capital units. The awarded phantom capital units, which were fully vested, were valued annually based on fair market value of the Company’s capital units at the end of the year, compared to the prior year.  If the value of the capital units at the end of the year was less than the value compared to the prior year, it resulted in a negative value, decreasing the cash amount potentially awarded to the recipient upon payment. In contrast, if the value of the capital units at the end of the year is greater than the value compared to the prior year, it resulted in a positive value, increasing the cash amount potentially awarded to the recipient upon payment. Upon terminating the plan on February 3, 2015, the Company agreed to pay Mr. Kersting a lump sum of $60,000 which represented the net present value of the vested phantom capital units as of December 31, 2014.

All Other Compensation

Other compensation provided to our NEOs includes such things as defined contribution plans and life insurance premiums.  We provide these benefits, as well as medical and dental coverage, to our NEOs to the same extent as such benefits are provided to our other employees.  These benefits are intended to make our NEOs more efficient and effective and provide for their health and well-being. The board reviews these other benefits to confirm that they are reasonable and competitive in light of the overall goal of designing the compensation program to attract and retain talent while maximizing the interests of our members.

Defined Contribution Plans

We provide the NEOs and all employees of the Company a tax-qualified 401(k) plan of the Internal Revenue Code.  We match 50% of all full-time employees’ contributed earnings, up to a maximum contribution of three percent (3%) of the employee’s wages.

Life Insurance Premiums

We pay premiums for basic term life insurance, and accidental and disability insurance policies for all NEOs and all employees of the Company.

Perquisites

The chief executive officer and chief financial officer do not receive any perquisites. If any perquisites are used for personal reasons, the cost of value is imputed to the NEOs as income and the NEOs are responsible for all applicable taxes.

Changing Control and Severance Benefits

Mr. Kersting’s employment agreement contains benefits relating to termination and change in control. In the event that Mr. Kersting is terminated from employment from the Company for various reasons, he is entitled to the payment equal to Mr. Kersting’s base salary at the time of termination for a 52 week period.

Mr. Hyde is not entitled to any severance benefit upon his termination of employment with the Company.

Consideration of Say-on-Pay Vote

The board of managers believes that our executive compensation programs have been effective in linking compensation to performance in the economic environment in which the Company is located by offering competitive pay for financial performance, aligning the interests of our members and our named executive officers and enabling us to attract and retain qualified and experienced executives.

At the 2013 Annual Meeting, members voted in favor of the compensation of the Company's NEOs and voted to hold the Say-on-Pay vote at the Company's annual meeting every three years. The board will, however, continue to consider the results of the members' Say-On-Pay vote along with other factors when making future executive compensation.

BOARD OF MANAGERS’ COMPENSATION

For their services on the board of managers of the Company, an individual received compensation shown in the following table and explained in the accompanying notes. No employees serve on the board.

Name	Fees Earned or Paid in Cash See Note 1	Total ($)
Paul Barthel	$2,600	$2,600
David Driessen	2,600	2,600
Paul Dummer	2,600	2,600
Wayne Enger	1,450	1,450
Kent Howell	2,525	2,525
Jonathan Kleinjan	1,625	1,625
Gary Kruggel	2,600	2,600
Robert Nelson	2,600	2,600
Maurice Odenbrett	1,525	1,525
Doyle Renaas	2,600	2,600
Randy Tauer	2,600	2,600
Lyle Trautman	2,775	2,775
Delbert Tschakert	3,150	3,150
Ardon Wek	5,225	5,225
Gary Wertish	3,625	3,625

(1)
For each board or committee meeting or function requiring more than four hours of service, the president receives a fee of $600, the secretary receives a fee of $500, and all other managers receive a $400 fee. All managers receive $100 for each board or committee meeting or function requiring less than four hours of service and $75 for each conference call.   Managers are also reimbursed at current IRS rates for travel incurred for each board and committee meeting or function and when attending other events on behalf of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND NOMINEES

The following table sets forth the beneficial ownership of our outstanding capital units by nominees to the board who are existing board members, named executive officers, and existing board members who are not running for election as of May 1, 2015.  As of that date, no person beneficially owned more than 5% of our capital units.

Name of Beneficial Owner (1)	Number of Votes Beneficially Owned	Voting Percentage	Number of Capital Units Beneficially Owned	Ownership Percentage
Paul Barthel, Manager	1	*	20,500	*
David Driessen, Manager	1	*	45,000	*
Paul Dummer, Manager (2)	1	*	65,000	*
Wayne Enger, Manager (3)	1	*	20,500	*
Kent Howell, Manager (4)	2	*	80,000	*
Mark Hyde, CFO	—	—	—	—
Tom Kersting, CEO	—	—	—	—
Jonathan Kleinjan, Manager	1	*	7,500	*
Gary Kruggel, Manager (5)	1	*	15,000	*
Robert Nelson, Manager (6)	1	*	8,500	*
Maurice Odenbrett	1	*	45,000	*
Doyle Renaas, Manager (7)	2	*	27,000	*
Randy Tauer, Manager	1	*	18,500	*
Lyle Trautman, Manager (8)	1	*	14,500	*
Delbert Tschakert, Manager (9)	2	*	56,000	*
Ardon Wek, Manager (10)	1	*	35,000	*
Gary Wertish, Manager (11)	2	*	191,000	*
Managers and Executive Officers, as a group	19	*	649,000	2.1%

___________________

*    Percentage of shares beneficially owned by each owner does not exceed 1.5% of the class.

(1)	The addresses for each of the individual managers listed are set forth above under “Information About Nominees” and “Information about Non-Nominee Board Members.”

(2)	Represents capital units owned by Paul and Debra Dummer Living Trust of which Mr. Dummer is a trustee.

(3)	Represents capital units owned by Wayne Enger Revocable Trust of which Mr. Enger is a trustee.

(4)	Includes 50,000 capital units owned by Howell Farms of which Mr. Howell is an owner and 30,000 capital units owned jointly with Mr. Howell's wife.

(5)	Represents capital units owned by Gary A. Kruggel Living Trust of which Mr. Kruggel is the trustee.

(6)	Represents capital units owned jointly with Mr. Nelson’s wife.

(7)	Includes 20,000 capital units owned jointly with Mr. Renaas’ parents.

(8)	Represents capital units owned jointly with Mr. Trautman’s wife.

(9)	Includes 21,500 capital units owned by Mr. Tschakert’s wife.

(10)	Represents capital units owned jointly with Mr. Wek’s wife.

(11)	Includes 35,000 capital units owned by Mr. Wertish’s wife.

The following table sets forth the beneficial ownership of our outstanding capital units by the nominees to the board who are not existing board members as of May 1, 2015.

Name of Beneficial Owner	Number of Votes Beneficially Owned	Voting Percentage	Number of Capital Units Beneficially Owned	Ownership Percentage
Robert Andersen	1	*	62,500	*
James Call (1)	2	*	27,000	*
Gary Duffy (2)	2	*	20,750	*
Gary Goplen	1	*	7,500	*
Robert Nelsen	1	*	26,000	*

*    Percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Includes 14,000 capital units owned by Call Farms, Inc. of which Mr. Call and his wife are owners.

(2)	Includes 8,250 capital units owned by Shamrock Farms, Inc. of which Mr. Duffy is the president.

RELATED PERSON TRANSACTIONS

Transactions in Fiscal Years 2013 and 2014

Since 2013, we have not entered into any transactions and there are no currently proposed transactions, in which we were or are to be a participant and the amount exceeds $120,000, in which any related person had or will have a direct or indirect interest, except as described in the “Executive Officers and Executive Compensations” section of this proxy statement or as described below.

In the ordinary course of business, we regularly enter into transactions to purchase soybeans. From time to time, we may buy soybeans from related persons on the same basis as we buy soybeans from unrelated parties. In fiscal year 2014, we purchased soybeans from the following persons and amounts: $176,000 from Howell Farms which is Kent Howell’s business; $440,000 from Nelson Farms of Volga which is Robert Nelson’s business; and $143,000 from Delbert Tschakert. Messrs. Howell, Nelson, and Tschakert are members of our board.

In fiscal year 2013, we purchased soybeans from the following persons and amounts: $226,000 from Howell Farms which is Kent Howell’s business; $154,000 from Jonathan Kleinjan; $577,000 from Nelson Farms of Volga which is Robert Nelson’s business; and $228,000 from Delbert Tschakert. Messrs. Howell, Kleinjan, Nelson, and Tschakert are members of our board.

Process for Review, Approval or Ratification of Transactions with Related Persons

We do not have any formal policies and procedures for the review, approval or ratification of transactions between individual board members or officers and the Company except as set forth under our operating agreement. Under our operating agreement, all acts of the board are required to be conducted by majority vote of disinterested persons serving on the board. A disinterested person is defined as a person who does not have a financial interest or affiliation in any contract or agreement, or whose family member does not have a financial interest or affiliation. A person who is not disinterested is precluded from voting on the matter at hand unless such agreement or contract is made available to all members of the Company, such as a soybean delivery agreement or transfer of capital units. In 2014, these terms and conditions were fully complied with by all members of the board.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors (managers), executive officers and any persons holding 10% or more of the capital units are required to report their ownership of our capital units and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish us with copies of such reports. Specific due dates for these reports have been established and we are required to disclose in this report any failure to file on a timely basis by such persons.  To our knowledge, based solely upon a review of copies of such reports received by us which were filed with the SEC from January 1, 2014 through December 31, 2014, and upon written representations from such persons that no other reports were required, we believe that all reports required to be filed under Section 16(a) have been timely filed with the SEC in 2014.
ANNUAL REPORT

Our Annual Report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended December 31, 2014, is posted on our website at http://www.sdsbp.com then clicking “Investor Relations” “2015 Annual Meeting,” and “2014 Annual Report on Form 10-K.”

These annual meeting materials are being delivered pursuant to the Internet Availability of Proxy Materials rules promulgated by the SEC.  We will provide each member a printed or e-mail copy of the Proxy Statement and Annual Report on Form 10-K without charge within three business days of receiving a written request.  Members should direct any requests for a printed or e-mail copy of the annual meeting materials as follows: (i) by calling our office at (605) 627-6100 or toll free at (888) 737-7888; (ii) by e-mail to Amy Koisti at amy.koisti@sdsbp.com; or iii) by access on our website at http://www.sdsbp.com, by June 1, 2015 to facilitate timely delivery.  We will provide each member a copy of the exhibits to the Annual Report on Form 10-K upon written request and without charge to our members.  The 2014 Annual Report on Form 10-K complete with exhibits and the Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or through the IDEA database available from the SEC’s internet site (www.sec.gov).

MEMBER PROPOSALS

Any member proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2016 Annual Meeting of Members must be received by the Company no later than February 15, 2016.  The proposal must be in accordance with the Rule 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail-return receipt requested. Members who intend to present a proposal at the 2016 Annual Meeting of members without including such proposal in the Company’s Information Statement must provide us with notice of such proposal no later than 60 days before the Annual Meeting date.  We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The board knows of no other matter to be acted upon at the meeting.

BY THE ORDER OF THE BOARD OF MANAGERS

/S/ Ardon Wek
Ardon Wek
President of the Board of Managers

April 28, 2015

CLASS A MEMBER BALLOT - DISTRICT #1

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
2015 Annual Meeting

By signing below, I certify that:

•	I am either the owner or the authorized representative of the owner of Class A Capital Units of South Dakota Soybean Processors, LLC, and have full power and authority to vote such capital units; and

•	I vote such capital units on the following matters as set forth below.

PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominee for which you wish to vote, by marking “For” or “Abstain.” YOU MAY CAST YOUR VOTE FOR ONLY ONE NOMINEE.

	For	Abstain
Gary Duffy	☐	☐

Ballots must be RECEIVED by 10:00 a.m. (CDT) on Tuesday, June 16, 2015 at our office, either by mail or fax, or must be hand delivered to the 2015 Annual Meeting in order be valid. You may fax the ballot to us at (605) 627-5869 or mail to us at PO Box 500, Volga, South Dakota 57071.

Date:
Signature

Print Name

Date:
Signature

Print Name

PLEASE NOTE: If capital units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.

CLASS A MEMBER BALLOT - DISTRICT #2

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
2015 Annual Meeting

By signing below, I certify that:

•	I am either the owner or the authorized representative of the owner of Class A Capital Units of South Dakota Soybean Processors, LLC, and have full power and authority to vote such capital units; and

•	I vote such capital units on the following matters as set forth below.

PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominee for which you wish to vote, by marking “For” or “Abstain.” YOU MAY CAST YOUR VOTE FOR ONLY ONE NOMINEE.

	For	Abstain
Paul Barthel	☐	☐
Robert Nelsen	☐	☐

Ballots must be RECEIVED by 10:00 a.m. (CDT) on Tuesday, June 16, 2015 at our office, either by mail or fax, or must be hand delivered to the 2015 Annual Meeting in order be valid. You may fax the ballot to us at (605) 627-5869 or mail to us at PO Box 500, Volga, South Dakota 57071.

Date:
Signature

Print Name

Date:
Signature

Print Name

PLEASE NOTE: If capital units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.

CLASS A MEMBER BALLOT - DISTRICT #3

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
2015 Annual Meeting

By signing below, I certify that:

•	I am either the owner or the authorized representative of the owner of Class A Capital Units of South Dakota Soybean Processors, LLC, and have full power and authority to vote such capital units; and

•	I vote such capital units on the following matters as set forth below.

PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominee for which you wish to vote, by marking “For” or “Abstain.” YOU MAY CAST YOUR VOTE FOR ONLY ONE NOMINEE.

	For	Abstain
Robert Andersen	☐	☐
James Call	☐	☐
Gary Goplen	☐	☐

Ballots must be RECEIVED by 10:00 p.m. (CDT) on Tuesday, June 16, 2015 at our office, either by mail or fax, or must be hand delivered to the 2015 Annual Meeting in order be valid. You may fax the ballot to us at (605) 627-5869 or mail to us at PO Box 500, Volga, South Dakota 57071.

Date:
Signature

Print Name

Date:
Signature

Print Name

PLEASE NOTE: If capital units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.

CLASS A MEMBER BALLOT - DISTRICT #4

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
2015 Annual Meeting

By signing below, I certify that:

•	I am either the owner or the authorized representative of the owner of Class A Capital Units of South Dakota Soybean Processors, LLC, and have full power and authority to vote such capital units; and

•	I vote such capital units on the following matters as set forth below.

PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominee for which you wish to vote, by marking “For” or “Abstain.” YOU MAY CAST YOUR VOTE FOR ONLY ONE NOMINEE.

	For	Abstain
Randy Tauer	☐	☐

Ballots must be RECEIVED by 10:00 a.m. (CDT) on Tuesday, June 16, 2015 at our office, either by mail or fax, or must be hand delivered to the 2015 Annual Meeting in order be valid. You may fax the ballot to us at (605) 627-5869 or mail to us at PO Box 500, Volga, South Dakota 57071.

Date:
Signature

Print Name

Date:
Signature

Print Name

PLEASE NOTE: If capital units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.

CLASS A MEMBER BALLOT - DISTRICT #5

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
2015 Annual Meeting

By signing below, I certify that:

•	I am either the owner or the authorized representative of the owner of Class A Capital Units of South Dakota Soybean Processors, LLC, and have full power and authority to vote such capital units; and

•	I vote such capital units on the following matters as set forth below.

PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominee for which you wish to vote, by marking “For” or “Abstain.” YOU MAY CAST YOUR VOTE FOR ONLY ONE NOMINEE.

	For	Abstain
Ardon Wek	☐	☐

Ballots must be RECEIVED by 10:00 a.m. (CDT) on Tuesday, June 16, 2015 at our office, either by mail or fax, or must be hand delivered to the 2015 Annual Meeting in order be valid. You may fax the ballot to us at (605) 627-5869 or mail to us at PO Box 500, Volga, South Dakota 57071.

Date:
Signature

Print Name

Date:
Signature

Print Name

PLEASE NOTE: If capital units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.